EXHIBIT 10.15
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MANAGING DIRECTOR AGREEMENT

1.  Parties:

            a) Bionx Implants, Inc., a corporation organized under the laws of the State of Pennsylvania, USA and a manufacturer and marketer of medical devices for a variety of clinical applications including orthopedic surgery, urology, and maxillo-facial surgery (the "Corporation").

            b) Pertti Viitanen ("Viitanen")

2.  Purpose of the Agreement:

            In order to maintain the effective operations of the Corporation's manufacturing facilities in Finland and the management of business activities conducted at the Finnish facilities for the Corporation and its subsidiaries, Viitanen and the Corporation have agreed to the following terms and conditions. This agreement supersedes all previous agreements between the parties hereto and their affiliates or subsidiaries.

3)  Status of Viitanen

            Viitanen is appointed as Vice President, manufacturing of the Corporation and Managing Director of the Corporation's Finnish Operations, Bionx Implants Ltd. Viitanen shall be responsible for the day-to-day managing of Bionx Implants Ltd. As the Managing Director Viitanen is liable for the management and control of the business and operations of Bionx Implants Ltd. and that the day-to-day administration is carried out according to the Finnish Companies Act. The Managing Director shall not make decisions concerning issues that are unusual or far-reaching concerning the scope and nature of the business of Bionx Implants Ltd. and is aware of limitations to the scope of the rights and duties of the Managing Director according to the Finnish Companies Act. Viitanen will report in his capacity as Vice President to the President of the Corporation or a designee appointed by the President of the Corporation and subject to their instructions.

 4.  Term:

            The initial term of this agreement will be one (1) year, commencing as of January 1, 2001 and terminating on December 31, 2001. The parties agree that after the initial term, this agreement will automatically renew until notice by either party. The Corporation may terminate this agreement after the initial term and provide Viitanen six (6) months severance compensation in lieu of notice. Notwithstanding the foregoing, the Corporation, upon prior written notice to Viitanen, may assign its rights under this agreement to the purchaser of substantially all of the Corporation's assets to the surviving entity in a merger involving the Corporation as a party, provided that the purchaser or surviving entity becomes bound by the terms and conditions of this agreement to the same extent as if it were named as the Corporation. In the event the purchaser or surviving entity does not agree to be bound by the same terms and conditions of this agreement the purchaser or surviving entity may terminate this agreement and provide Viitanen six (6) months severance compensation in lieu of notice.
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            Viitanen may terminate this agreement after the initial term by providing six (6) months notice to the Corporation.

5.  Remuneration:

            The remuneration of Viitanen during the period of this agreement will be the following:

            Viitanen will receive a minimum base salary of EUR 6666 per month, payable once a month by the Corporation's Finnish subsidiaries. Viitanen and the Corporation agree that Viitanen's base salary is intended to provide Viitanen with reasonable compensation for Viitanen's assignment of all intellectual and industrial property rights to all of the products the Corporation develops, creates, invents or manufactures during the term of this agreement.

            Viitanen will also be eligible for cash bonuses, if and when awarded, when granted by the Compensation Committee of the Board of Directors of the Corporation. Viitanen will also be eligible to participate in the Corporation's 1996 Stock Option/Stock Issuance Plan.

            In addition to the minimum base salary the Corporation will also provide Viitanen with a car and phone, paid for by the Corporation, and will reimburse Viitanen for all reasonable travel and entertainment costs required by the Corporation for the performance of his duties according to the rules and regulations as set forth by the Tax Office in Finland. The minimum base salary will be reviewed annually and it is subject to annual increase as approved by the Compensation Committee of the Board of Directors of the Corporation.

6.  Pension Benefits:

            The Corporation provides Viitanen with the statutory benefits relating to work accident insurance, unemployment insurance and group life insurance and the pension set forth in the Finnish Act of Pension for Employees. Viitanen shall be also entitled to the health care services provided to the personnel of the Corporation. If Viitanen is prevented from performing his duties because of illness or accident, he shall receive his monthly base salary or total salary during six (6) months, less any daily allowances or other amounts, which he may receive under statutory or voluntary insurance schemes during that period.

            The Corporation will provide Viitanen with coverage under the Corporation's Directors and Officers a liability insurance policy.

            In addition to the statutory pension insurance Viitanen is entitled to an individual pension policy of EUR 5000 per year.

7.  Vacation and Holiday Rights:

            Viitanen is entitled to holidays, vacation and vacation allowance according the general employment terms in Finland. Viitanen will decide the vacation periods and will notify the President of his plans in advance.
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8.  Daily working time:

            Viitanen will report to the Finnish facility daily for a period of not less than 8 hours per day, except those times when the facilities are closed to the rest of the workforce and during the Holiday periods Viitanen is entitled to.

9.  Other employment:

            The Corporation is not aware of any other employment activities that Viitanen is presently engaged in outside the Corporation other than the job of the Managing Director of BCI, Bioabsorbable Concepts Ltd. in Tampere, which is a start-up company developing drug-release implants. Viitanen agrees that the work activities for the Corporation shall come before those related activities of BCI and that while working in the Corporation's facilities during normal hours of work Viitanen agrees that he shall not engage activities for BCI. Viitanen agrees that he shall not engage in any other employment activities during the term of this agreement. 10.

10.  Non-competition:

            Viitanen undertakes that during a period of 6 months after the termination of this agreement he will not directly or indirectly have an interest in or be engaged, concerned or involved in businesses activities competing with the business activities of the Corporation or its subsidiaries.

11.  Industrial property rights:

            Viitanen agrees that all patents, patent applications, know-how, technical data and other industrial and intellectual property rights relating to the Corporation's research and development activities in which Viitanen may have any interest whatsoever, regardless of the area of application, have been irrevocably transferred by Viitanen to, and will continue to be the property of, the Corporation. All such intellectual and industrial rights developed by or under the direction of Viitanen during the term of this agreement are also hereby transferred to the Corporation by Viitanen.

12.  Applicable law and disputes:

            This Agreement is governed by Finnish law.

            All disputes concerning the terms and interpretation of this Agreement are to be resolved in accordance with the law on arbitration. The sole arbitrator, if and when the parties cannot reach an agreement, shall be determined by the Finnish Central Chamber of Commerce on request of either of the parties.

            This Agreement supercedes and replaces previous any Employment Agreements between the parties, or their predecessors, which agreements are hereby deemed to have been terminated in accordance with its provisions.

Dated: As of January 1, 2001.

BIONX IMPLANTS.INC.

/s/ Gerard S, Carlozzi
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Gerard S, Carlozzi
President

/s/ Pertti Viitanen
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Pertti Viitanen
Managing Director of Bionx Implants Ltd,
Vice President, Manufacturing